UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

proxy statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No._____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12

Cross Border Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CROSS BORDER RESOURCES, INC.
22610 US Highway 281 North, Suite 218
San Antonio, Texas 78258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2012

To the Stockholders of Cross Border Resources, Inc.:

NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of Cross Border Resources, Inc., a Nevada corporation (the “Company”), will be held at the offices of [●], located at [●], on [●], [●], 2012, at [●], local time, for the following purposes:

(1)	To elect five directors to serve for the ensuing year and until their successors are elected and qualified.

(2)	To approve allowing all holders of the Company’s outstanding common stock warrants to exercise the full amount of such warrants regardless of the beneficial ownership of the Company’s common stock owned by such holders.

(3)	To approve an amendment to the Company’s articles of incorporation increasing the number of shares of common stock the Company is authorized to issue to 99,000,000 shares.

(4)	To approve an amendment to the Company’s articles of incorporation authorizing the Company to issue up to 1,000,000 shares of “blank check” preferred stock.

(5)	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

The Company’s board of directors unanimously recommends that you vote FOR each of the foregoing proposals.

The Company’s board of directors has fixed the close of business on [●], 2012 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only stockholders of record at the close of business on [●], 2012 will be entitled to attend and vote at the meeting and any postponements or adjournments thereof.

You are encouraged to attend the annual meeting. Whether or not you expect to attend, we urge you to mark, sign, date, and return the enclosed proxy card as soon as possible in the enclosed envelope. If you are the beneficial owner of shares held in street name in an account at a brokerage firm, bank or other nominee holder, you should follow the directions provided by that organization regarding how to instruct the organization to vote your shares. If your shares are held in street name and you wish to vote your shares in person at the annual meeting, you must obtain a valid legal proxy from your broker, bank or other nominee holder.

By Order of the Board of Directors

Alan W. Barksdale
Non-Executive Chairman of the Board

San Antonio, Texas
[●], 2012

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held [●], 2012: This notice, the proxy statement, a proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2011 are available at the Company’s website at www.xbres.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS	1
FORWARD LOOKING STATEMENTS	6
PROPOSAL 1 – ELECTION OF DIRECTORS	7
INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS	8
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
RELATED PARTY TRANSACTIONS	23
INDEPENDENT PUBLIC ACCOUNTANT	24
PROPOSAL 2 – WARRANT EXERCISE PROPOSAL	26
PROPOSAL 3 – AUTHORIZED COMMON STOCK PROPOSAL	28
PROPOSAL 4 – PREFERRED STOCK PROPOSAL	30
SOLICITATION OF PROXIES	32
APPRAISAL RIGHTS	32
SHAREHOLDER PROPOSALS FOR CROSS BORDER’S 2013 ANNUAL MEETING	32
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33
STOCKHOLDERS SHARING AN ADDRESS	33
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS	33
OTHER MATTERS	33
APPENDIX A	34

CROSS BORDER RESOURCES, INC.
22610 US Highway 281 North, Suite 218
San Antonio, Texas 78258

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Cross Border Resources, Inc., a Nevada corporation (the “Company,” “Cross Border,” “we,” “us” or “our”), from the holders of outstanding shares of our common stock for use at the Annual Meeting of the Stockholders (the “Annual Meeting”) to be held on [●], 2012, at [●], local time, at the offices of [●], located at [●], and any adjournments or postponements thereof.

This proxy statement along with the accompanying notice of annual meeting, our annual report on Form 10-K for the fiscal year ended December 31, 2011 and a form of proxy card are being mailed on or about [●], 2012 to stockholders of record on [●], 2012 (the “Record Date”). We are bearing all costs of this solicitation.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

The following are some of the questions you, as a stockholder, may have about these proxy materials and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this proxy statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this proxy statement. We urge you to carefully read this entire proxy statement prior to making any decision on whether to grant, withhold or revoke any proxy.

Why am I receiving these proxy materials?

We have made these materials available to our stockholders of record on the Record Date in connection with the Board’s solicitation of proxies for use at the Annual Meeting to be held on [●], 2012. Our records indicate that you were a stockholder of record on the Record Date.

What is included in the proxy materials?

These materials include:

•	This proxy statement along with the accompanying notice of annual meeting;

•	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2012; and

•	A proxy card with voting instructions for the Annual Meeting.

1

What items will be voted on at the Annual Meeting?

The following proposals will be presented for stockholder consideration and voting at the Annual Meeting:

•	To elect five directors to serve for the ensuing year and until their successors are elected and qualified – which we sometimes refer to as the “director election proposal.”

•	To approve allowing all holders of the Company’s outstanding common stock warrants to exercise the full amount of such warrants regardless of the beneficial ownership of the Company’s common stock owned by such holders – which we sometimes refer to as the “warrant exercise proposal.”

•	To approve an amendment to the Company’s articles of incorporation increasing the number of shares of common stock the Company is authorized to issue to 99,000,000 shares – which we sometimes refer to as the “authorized common stock proposal.”

•	To approve an amendment to the Company’s articles of incorporation authorizing the Company to issue up to 1,000,000 shares of “blank check” preferred stock – which we sometimes refer to as the “preferred stock proposal.”

•	To transact such other business as may properly come before the meeting and any and all postponements or adjournments thereof.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the nominees to the Board named in this proxy statement.

•	FOR the approval of the warrant exercise proposal.

•	FOR the approval of the authorized common stock proposal.

•	FOR the approval of the preferred stock proposal.

What is the effect of giving a proxy?

Proxies in the form enclosed are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxies by our board of directors. If you sign and return the proxy in accordance with the procedures set forth in this proxy statement, the persons designated as proxies by our Board will vote your shares at the meeting as specified in your proxy.

If you sign and return your proxy in accordance with the procedures set forth in this proxy statement but you do not provide any instructions as to how your shares should be voted, your shares will be voted FOR each of the Board’s nominees for director (Proposal 1), FOR the warrant exercise proposal (Proposal 2), FOR the authorized common stock proposal (Proposal 3) and FOR the preferred stock proposal (Proposal 4).

2

If you give your proxy, your shares also will be voted in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the meeting and any postponements or adjournments. If any other matters are properly brought before the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote by proxy or attend and vote in person at the Annual Meeting and any postponements or adjournments thereof. As of the Record Date, we had issued and outstanding [●] shares of common stock, our only class of voting securities outstanding. Each holder of our common stock is entitled to one vote for each share held on the Record Date.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Some of our stockholders hold their shares in street name – that is, such stockholders hold their shares through an account at a brokerage firm, bank or other nominee holder, rather than holding shares in their own names. As summarized below, there are some differences in the voting procedures applicable to you if your shares are held in street name.

Stockholder of Record. If on the Record Date, your shares were registered directly in your name with our transfer agent, OTR, Inc., you are considered a stockholder of record with respect to those shares, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us by mail or by facsimile or by voting over the Internet. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return a proxy card by mail or by facsimile or vote over the Internet to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name. If on the Record Date, your shares were held in street name in an account at a brokerage firm, bank or other nominee holder, then you are considered the beneficial owner of the shares and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct the organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization. If you do not instruct your broker, bank or other nominee how to vote your shares held in street name, that organization may vote your shares as they decide as to each matter for which they have discretionary authority. There are also non-discretionary matters for which such organizations do not have discretionary authority to vote unless they receive timely instructions from you. When such an organization does not have discretion to vote on a particular matter, you have not given timely instructions on how the organization should vote your shares or the organization indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as a vote not cast with respect to non-discretionary matters.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	By Internet. You may vote by proxy via the Internet at [●].

•	By mail. You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

3

•	By facsimile. You may vote by proxy by filling out the proxy card and sending it back via facsimile to [●].

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. If you desire to vote in person at the Annual Meeting, please request a ballot when you arrive.

If you are a beneficial owner of shares held in street name, you should follow the directions provided by your broker, bank or other nominee holder regarding how to instruct such organization to vote your shares. If your shares are held in street name, you will not be able to vote in person at the Annual Meeting unless you obtain a valid legal proxy from such organization.

Can I change my vote after I have voted?

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. Proxies may be revoked by:

•	delivering a written revocation of the proxy to the Company’s corporate secretary before the annual meeting at 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258;

•	submitting a later-dated proxy by mail or facsimile or by voting over the Internet; or

•	appearing at the Annual Meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy. You must vote in person in order to revoke your proxy.

If you are a beneficial owner of shares held in street name, you may revoke your voting instructions only by following the directions received from your broker, bank or other nominee holder describing how to change your instructions.

What is a quorum?

A quorum is the minimum number of shares that must be present in order to transact business at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of 33.33% of the outstanding shares of our common stock shall constitute a quorum. As of the Record Date, there were [●] shares of our common stock outstanding; therefore, [●] shares must be present to transact business at the Annual Meeting. Your stock will be counted towards the quorum only if you submit a valid proxy (or, if you are the beneficial owner of shares held in street name, a proxy is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How many votes are required to adopt the Annual Meeting proposals?

To be elected, a nominee for director must receive the vote of a plurality of the votes of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. There are no cumulative voting rights. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes in favor of any nominee.

4

For the authorized common stock and preferred stock proposals to be approved, each must receive the favorable vote of a majority of the shares of our common stock outstanding and entitled to vote on such proposal. For purposes of the vote on such proposals, broker non-votes and abstentions, if any, will have the effect of votes “against” each proposal.

For any other proposal to be approved, including the warrant exercise proposal, it must receive the favorable vote of a majority of the votes that are cast at the Annual Meeting in person or by proxy. For purposes of the vote on any such proposal, broker non-votes and abstentions, if any, will not be counted as votes cast and will have no effect on the result of the vote.

How can I attend the Annual Meeting?

Only stockholders of record at the close of business on the Record Date, their proxy holders and our invited guests may attend the Annual Meeting and any adjournments or postponements thereof. If you plan to attend, please mark the appropriate box on your proxy card and return it to us promptly. In order to be admitted to the Annual Meeting, please bring identification and, if you hold shares in street name, your bank or broker statement showing your beneficial ownership of our common stock. If your shares are held in street name and you wish to vote your shares in person at the annual meeting, you must obtain a valid legal proxy from your bank, broker or other nominee holder.

Who is bearing the costs of this proxy solicitation?

The Company will bear the costs of soliciting proxies from its stockholders. Directors, officers and other employees of the Company, not specifically employed for this purpose, may solicit proxies, without additional remuneration therefore, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting in a current report on Form 8-K within four business days after the Annual Meeting.

Who should I call if I have questions about the solicitation?

If you have questions about the Annual Meeting, including questions about the procedures for voting your shares, you should contact:

Cross Border Resources, Inc.
22610 US Highway 281 North, Suite 218
San Antonio, Texas 78258
Attention: [●]

Telephone: (210) 807-8870

5

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on the Board’s beliefs and assumptions and on information currently available to the Board. The Board believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Board does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in the section entitled “Risk Factors” of Cross Border’s 10-K for the year ended December 31, 2011 and additional risk factors described from time to time in the reports the Company files with the SEC.

6

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board is comprised of five directors. Pursuant to our bylaws, our directors serve for one year terms and are subject to annual election by the stockholders. Each director elected at an annual meeting of stockholders holds office until the next annual meeting, or until a successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

The Board has nominated Alan W. Barksdale, John W. Hawkins, Richard F. LaRoche Jr., Paul N. Vassilakos and Randell K. Ford for election at the Annual Meeting. Each of the nominees is currently a member of the Board. The Board expects that each nominee will be able to stand for election and serve on the Board, but should any nominee become unable to serve, or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute candidate nominated by the Board.

The Company believes that it is essential that members of the Board have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the Board in its oversight and advice concerning the Company’s business and operations from all perspectives. Listed below are key skills and experience that the Company considers important for directors to have in light of the Company’s current business and structure.

•	Leadership Experience. Directors who have served in leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on the Company’s Board, is enhanced if their leadership experience has been developed at businesses or organizations that faced significant challenges, and/or participated in similar industries.

•	Financial and Accounting Expertise. The Company believes that an understanding of finance, accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing the Company’s capital structure, financing and investing activities, financial reporting, and internal controls.

•	Industry Expertise. The Company believes that knowledge of and experience in the oil and gas industry is important in understanding the Company’s assets and operations.

•	Strategic Planning Experience. We believe that directors who have a background in strategic planning are able to provide insight into developing and implementing strategies for growing the Company’s business, both organically and through combination with other organizations.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF THE CURRENT DIRECTORS OF THE COMPANY AS LISTED ABOVE.

7

INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about the Company’s directors and executive officers:

Name	Age	Position Following Change of Control Date
Alan W. Barksdale	34	Non-Executive Chairman and Director
Richard F. LaRoche Jr.	67	Director
John Hawkins	66	Director
Paul N. Vassilakos	35	Director
Randell K. Ford	62	Director
Earl Sebring	63	Interim President
Nancy S. Stephenson	58	Chief Accounting Officer, Treasurer, and Secretary

Alan Barksdale has been our Non-Executive Chairman and a director of the Company since May 2012. Mr. Barksdale is also President, Chief Executive Officer and a director of Red Mountain Resources, Inc. (“Red Mountain”) since June 2011 and served as its Interim Acting Chief Financial Officer from June 2011 to August 2011. Mr. Barksdale has also served as President of Black Rock Capital, Inc. (“Black Rock”), Red Mountain’s wholly owned subsidiary, since June 2010. Mr. Barksdale has also been the owner and president of the StoneStreet Group, Inc. (“SSG”) since 2008. Mr. Barksdale formed SSG to provide advisory and management services and pursue merchant banking activities. At SSG, Mr. Barksdale oversees the firm’s capital investments, manages its subsidiaries and serves as the senior advisor to SSG’s clients. Through its wholly owned subsidiaries, SSG owns and operates upstream and midstream oil and gas assets, a portfolio of real assets and various investments in oilfield service companies. From January 2004 to April 2010, Mr. Barksdale was with Crews & Associates, an investment banking firm, where he served as a Director in the Capital Markets Group and served as senior banker for approximately 115 transactions. From August 2003 to October 2003, Mr. Barksdale served as an investment banker at Stephens Inc., an investment banking firm. From 2002 to August 2003, Mr. Barksdale was an investment banker at Crews & Associates.

In 2004, the National Association of Securities Dealers, Inc. alleged that Mr. Barksdale solicited an attorney to make contributions to officials of an issuer with which Stephens Inc. was engaging in municipal securities business. Mr. Barksdale was an investment banker of Stephens at the time. Without admitting or denying the allegations, Mr. Barksdale entered into an acceptance, waiver and consent decree that provided for a 30-day suspension from associating with any NASD member and a $5,000 fine.

Mr. Barksdale graduated from the University of Arkansas at Little Rock where he received a Bachelor of Business Administration with an emphasis in Finance. He is registered with FINRA, MSRB, PSA and various state securities departments throughout the US. Mr. Barksdale also holds Series 7 and Series 63 licenses.

We believe that Mr. Barksdale’s prior oil and gas experience, as well as his contacts and relationships, will bring value to the Company and make him well-qualified to serve on the Board.

Richard F. LaRoche, Jr. was appointed as a director of the Company effective January 2011. Mr. LaRoche served 27 years with National HealthCare Corporation (“NHC”) as Secretary and General Counsel and 14 years as Senior Vice President, retiring from these positions in May 2002. He has served as a Board member of NHC since 2002. Mr. LaRoche also serves as a director of Lodge Manufacturing Company (privately held). He also served on the boards of National Health Investors, Inc. from 1991 through 2008, National Health Realty, Inc. from 1998 through 2007 and Trinsic, Inc. from 2004 through 2006. He serves on NHC’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

8

He has a law degree from Vanderbilt University and an A.B. degree from Dartmouth College.

We believe that Mr. LaRoche’s prior public company experience and legal background will bring value to the Company and make him well-qualified to serve on the Board.

John W. Hawkins was appointed as a director of the Company effective January 2011. Mr. Hawkins has over 30 years experience in management and accounting for NYSE listed companies. From July 2006 to December 2010, he served as interim CFO of Pure L.P. and Aztec Energy Partners I, L.P. From 2002 to 2006, Mr. Hawkins was a private consultant. In 2002, he retired as VP-Treasurer of Dillard’s Department Stores after 28 years of service. As VP-Treasurer of Dillard’s, he managed the treasury department, assisted with the annual audits, managed the payroll, tax, accounts payable, worker’s compensation and general liability, and employee benefits departments. He was one of the 401(k) and pension plan administrators. During his tenure at Dillard’s, he was heavily involved in the acquisition of 16 companies totaling approximately $2.5 billion in revenue.

Mr. Hawkins received a BBA with a major in accounting from Midwestern University.

He has served on the board of directors of the Self Insurance Institute of America, Ronald McDonald House of Little Rock, Texas Self Insured Association and as chairman of the advisory board of Certergy Inc.

Mr. Hawkins’ financial and accounting experience qualifies him as an audit committee financial expert. In addition, we believe his experience with publicly traded companies makes him well-qualified to serve on the Board.

Paul N. Vassilakos has been a director of the Company since May 2012. Mr. Vassilakos also has been a director of Red Mountain since October 2011. Mr. Vassilakos also previously served as Red Mountain’s President and Chief Executive Officer from February 2011 to March 2011. From November 2011 through February 2012, Mr. Vassilakos served as Chief Executive Officer and Chief Financial Officer, and director of Soton Holdings Group Inc. Mr. Vassilakos has been the assistant treasurer of Cullen Agricultural Holding Corp. (“CAH”) since October 2009. CAH is a publicly-held company which was formed in connection with the business combination between Triplecrown Acquisition Corp. and Cullen Agricultural Technologies, Inc. (“Cullen Agritech”) in October 2009. At CAH, Mr. Vassilakos is responsible for business development, maintenance of financial accounts and public company reporting. Prior to CAH’s formation, Mr. Vassilakos assisted Triplecrown Acquisition Corp. with the completion of its initial public offering and later the business combination with Cullen Agritech. In July 2007, Mr. Vassilakos founded Petrina Advisors, Inc. (“Petrina”), a privately held advisory firm formed to provide investment banking services for public- and privately-held companies, and has served as its president since its formation. Petrina’s clients have consisted of companies which collectively held over one billion dollars in trust, with the aim of completing reverse mergers with privately held companies. Mr. Vassilakos also founded and, since December 2006, serves as the vice president of, Petrina Properties Ltd., a privately-held real estate holding company. In July 2007, Mr. Vassilakos was engaged as a consultant to assist Endeavor Acquisition Corp. with its business combination with American Apparel Inc., a California based retail apparel company, which was completed in December 2007. From February 2002 through June 2007, Mr. Vassilakos served as vice president of Elmsford Furniture Corp., a privately-held furniture retailer in the New York area. From July 2000 through January 2002, Mr. Vassilakos was an Associate within the Greek Coverage Group of Citigroup’s UK Investment Banking Division. During this time, Mr. Vassilakos assisted with the execution of M&A transactions, securitizations, as well as debt and equity offerings for some of Greece’s largest publicly traded companies, including OTE and Antenna TV. From July 1998 through July 2000, Mr. Vassilakos was an Analyst within the Industrial Group of Salomon Smith Barney’s New York Investment Banking Division. During this time, Mr. Vassilakos assisted with the execution of M&A transactions, as well as debt and equity offerings for large US publicly traded industrial companies, including Alcoa, Inc. and Cyprus Amax. From February 1996 through June 1998, Mr. Vassilakos was a Registered Securities Representative at Paine Webber CSC-DJS Securities Ltd, during which time he provided securities brokerage services to private clients.

9

Mr. Vassilakos received a BS in finance from the Leonard N. Stern Undergraduate School of Business and was a licensed Registered Securities Representative (Series 7 and 63) from February 1996 through February 2002.

We believe Mr. Vassilakos’ past experience as a director and officer of public companies as well as his contacts and relationships makes him well-qualified to serve as a member of the Board.

Randell K. Ford has been a director of the Company since May 2012. Mr. Ford also has been a director of Red Mountain since November 2011. Mr. Ford has worked in the oil and gas industry for over 40 years. Mr. Ford has been the President of R.K. Ford and Associates, Inc. since 1993. R.K. Ford & Associates, Inc. is a consulting firm, based in the Permian Basin (Midland, TX), that specializes in drilling, engineering and completion of oil and gas wells. Mr. Ford’s oil and gas drilling specialties include under-balanced drilling, air drilling, short radius horizontal drilling, high angle directional drilling, deep well drilling and high pressure reservoir drilling. Mr. Ford started as a roughneck in 1967 and worked his way through all positions on the drilling rigs until 1989 when he became the Divisional Drilling Engineer for Grace Drilling Company, working in that capacity until 1993. Currently, Mr. Ford is a partner in Western Drilling, which owns 5 drilling rigs in the Permian Basin. Mr. Ford has drilled, managed, consulted or invested in over 4,000 wells located domestically in Alaska, Arkansas, Colorado, Florida, Kansas, Louisiana, Mississippi, Nevada, New Mexico, North Dakota, Oklahoma, Ohio, Pennsylvania, South Dakota, Texas, Utah, West Virginia and Wyoming and internationally in Colombia, Costa Rica, Guatemala, Iraq, Libya, Mexico, Peru, Romania, Russia, Saudi Arabia, Turkey and Venezuela.

We believe Mr. Ford’s oil and gas experience and leadership makes him well-qualified to serve as a member of the Board.

Earl Sebring was appointed as the Company’s Interim President in June 2012. Mr. Sebring is an exploration geologist with 35 years of experience. Since August 2000, Mr. Sebring has been the owner and President of Sebring Exploration Texas, Inc., an independent exploration company. In 1982, Mr. Sebring became an exploration geologist for Wagner and Brown, eventually becoming Exploration Manager. As Exploration Manager, Mr. Sebring was responsible for handling all foreign and domestic exploration and production efforts. This included directing exploration efforts, staffing those efforts as required, and securing outside industry funding. Mr. Sebring began his career at City Service Oil Company in 1976, where his responsibilities included ascertaining petroleum commercial prospectivity in frontier basins around the world through the use of core, log, geochemical, and out crop data. Mr. Sebring has been involved in drilling, managing, consulting or investing in locations such as the Permian Basin, Gulf Coast, Oklahoma, Southern France, Southern United Kingdom, Argentina, Columbia, Kodiak Shelf of Alaska, Philippines, Southern Australia, Louisiana, New Mexico, Oklahoma and Athabasca Tar Sands.

10

Nancy S. Stephenson was appointed as the Company’s Chief Accounting Officer, Treasurer and Secretary in August 2011. Ms. Stephenson has over 30 years of accounting experience, primarily in publicly traded companies in the energy business. From March 2003 to February 2010, she served as Compliance Reporting Manager for TXCO Resources Inc., a public company not affiliated with Cross Border. As Compliance Reporting Manager, she assisted with the preparation of financial statements and was responsible for TXCO Resources, Inc.’s periodic reporting compliance with the SEC. Since March 2010, she has provided consulting services relating to periodic reporting with the SEC on a project basis for various companies. Ms. Stephenson holds a BBA in Accounting from the University of Houston and is a Certified Public Accountant.

Director Independence

Our Board of Directors has determined that Richard F. LaRoche Jr., John Hawkins, Paul N. Vassilakos and Randell K. Ford are independent as defined by both NASDAQ Marketplace Rule 5605 and SEC Rule 10A-3(b)(1).

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. Current copies of the charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on the Company’s website (www.xbres.com) under the headings “Investor Relations — Corporate Governance.” The Executive Committee does not have a formal charter.

Audit Committee

The primary functions of the Audit Committee are to assist the Board of Directors of the Company in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s corporate audit department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.

The members of the Audit Committee are John W. Hawkins, Paul Vassilakos and Randell K. Ford, with Mr. Hawkins serving as chair and audit committee financial expert. Prior to May 8, 2012, the members of the Audit Committee were John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr., with Mr. Hawkins serving as chair. The Audit Committee meets at least four times per year (on a quarterly basis). As part of its job to foster open communications, the Audit Committee meets in separate executive sessions without management and the Company’s independent auditors to discuss any matters that the Audit Committee believes should be discussed privately.

Audit Committee Report

In performance of its duties, the Audit Committee's activities included, but were not limited to the following:

11

•	Review and discussion of the audited financial statements with management;

•	Discussion with the independent auditors of the Company of the matters requiring discussion by Statement on Auditing Standards (SAS) No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Receipt and review of written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussions with the auditors regarding their independence.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee, as then comprised, recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report Form 10-K for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

John W. Hawkins (Chairman)
Randell K. Ford
Paul N. Vassilakos

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to provide assistance to the Board in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board.

The members of the Nominating and Corporate Governance Committee are Richard F. LaRoche, Jr., Paul Vassilakos and Randell K. Ford, with Mr. LaRoche serving as chair. Prior to May 8, 2012, the members of the Nominating and Corporate Governance Committee were John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr., with Mr. LaRoche serving as chair. Under its charter, the Nominating and Corporate Governance Committee is required to meet at least annually and more frequently as necessary or appropriate.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Nominating and Corporate Governance Committee, among many factors, considers leadership experience, financial and accounting expertise, industry expertise and strategic planning expertise. It also examines the skills, diversity, backgrounds and experience of director nominees. Also, the Nominating and Corporate Governance Committee looks for candidates with the ability and willingness to commit adequate time to, as well as a commitment to representing the long-term interests of, Cross Border.

Our Nominating and Corporate Governance Committee recommended to the Board to nominate each of the five director nominees for re-election. Our Nominating and Corporate Governance Committee did not receive proposals from any shareholders or others for suggested director candidates.

12

Compensation Committee

The purpose of the Compensation Committee of the Board of Directors is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and to review and approve senior officers’ compensation.

The members of the Compensation Committee are John Hawkins, Paul Vassilakos and Randell K. Ford, with Mr. Vassilakos serving as chair. Prior to May 8, 2012, the members of the Compensation Committee were John W. Hawkins, Brad E. Heidelberg and Richard F. LaRoche, Jr., with Mr. Heidelberg serving as chair. Under its charter, the Compensation Committee is required to meet at least annually and more frequently as necessary or appropriate. Special meetings of the Committee may be called on two hours notice by the Chairman of the Board or the Committee Chairman. A majority of the Committee constitutes a quorum and the Committee may act only on the affirmative vote of a majority of the members present at the meeting.

The Compensation Committee reviews all executive compensation and benefit programs, policies and practices with Company values and strategy and the creation of value for stockholders. The Compensation Committee is entitled to engage and compensate consultants and other advisors in performing its duties.

Executive Committee

The Executive Committee is empowered to exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, except as limited by Nevada law and the Company’s bylaws.

The Executive Committee was established on May 14, 2012. The members of the Executive Committee are Alan W. Barksdale, Paul N. Vassilakos and John W. Hawkins, with Mr. Barksdale serving as chair.

Board and Committee Meetings

The Board met 15 times during the year ended December 31, 2011. The Board’s standing Nominating and Corporate Governance and Compensation Committees met one and three times, respectively, during this same period. Although the Audit Committee’s Charter directs it to meet quarterly, the Audit Committee only met during those quarters in 2011 when filings were made with the SEC that presented financial statements (three times). At the time of the merger, because Pure Energy Group, Inc. was treated as the “accounting acquirer” for financial reporting and accounting purposes, the fiscal year of the Company changed from July 31 to December 31; therefore, neither an annual report on Form 10-K nor a quarterly report on Form 10-Q were filed during the first quarter of 2011. Each independent director attended 100% of the total number of meetings of the Board and the Board committee(s) on which he served.

We did not hold an annual meeting in 2010. We do not have a formal policy respecting attendance by our Board of directors of annual meetings of the shareholders. However, we attempt to schedule our annual meetings so that all of our directors can attend and encourage them to do so.

13

Board Leadership Structure and Role in Risk Oversight

At present, the positions of Chairman and principal executive officer are held by different individuals, with Mr. Barksdale serving as Non-Executive Chairman and Mr. Sebring serving as Interim President. We determined that dividing the positions was in the best interests of the Company at this time. This permits Mr. Sebring to focus his efforts on managing the Company’s activities in the various locations where it conducts business, using his geological expertise to the fullest extent, while allowing Mr. Barksdale to focus on the Company’s strategic decisions and policies and Board’s relationship with, and the effectiveness of, the Company’s executive officers.

The Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman and independent directors work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Stockholder Board Nominee Recommendations and Other Board Communications

The Board provides a process for stockholders and other interested parties to send communications to the Board or any of the directors. Stockholders and other interested parties may send written communications to the Board, or any of the individual directors, c/o Cross Border Resources, Inc., 22610 US Highway 281 N., Suite 218, San Antonio, Texas 78258, attention: Chair of the Nominating and Corporate Governance Committee. All communications will be compiled by the Chair of the Nominating and Corporate Governance Committee and submitted to the Board or the individual directors, as applicable, on a periodic basis. The Nominating and Corporate Governance Committee will consider all board nominee recommendations and stockholder proposals presented to it in writing provided that such nominee recommendations and proposals are received by the Nominating and Corporate Governance Committee no later than the first day of the fourth quarter (October 1) of the Company’s fiscal year for consideration for nomination by the Nominating and Corporate Governance Committee at the following annual stockholders meeting to be held in or around May of the following year.

14

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Prior to May 31, 2012, Everett Willard Gray served as our Chairman and Chief Executive Officer and Lawrence J. Risley served as our President and Chief Operating Officer. Mr. Gray and Mr. Risley resigned their positions as of May 31, 2012. Earl Sebring was appointed as Interim President on June 1, 2012 to serve as our principal executive officer. Prior to August 5, 2011, P. Mark Stark served as our Chief Financial Officer. Since August 10, 2011, Nancy S. Stephenson has served as our Chief Accounting Officer, Treasurer and Secretary. We sometimes refer to these individuals collectively as our “named executive officers.”

Summary Compensation Table

The table below summarizes the total compensation paid to or earned during the last two completed fiscal year~~s~~:

Name & Principal Position Held	Year Ended (1)		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Everett Willard Gray, II Former Chairman and CEO	December 31, 2011		200,000	72,500	0	278,348		118,384	(3)	669,232	(3)
	December 31, 2010	(2)	75,000	0	0	0		5,244		80,244	(4)
	July 31, 2010		180,000	0	0	0		12,586		192,586	(4)
Lawrence J. Risley Former President, COO & Director	December 31, 2011		200,000	106,250	0	145,326		41,135	(5)	492,711	(5)
	December 31, 2010	(6)	186,320	12,500	0	0		8,594		207,414	(7)
Nancy S. Stephenson CAO, Treasurer & Secretary	December 31, 2011		42,917	5,000	0	0		15,650		63,567	(8)
P. Mark Star Former Chief Financial Officer (9)	December 31, 2011		118,500	0	0	54,000	(10)	10,908		183,408
	December 31, 2010	(2)	0	0	0	0		34,000		34,000

(1)	Effective with the Pure Merger, the fiscal year changed from August 1 to July 31 to January 1 to December 31.
(2)	Interim period beginning August 1, 2010 through December 31, 2010. The new fiscal year began January 1, 2011.
(3)	See narrative below describing Mr. Gray’s written employment agreement. The $278,348 shown as Option Awards represents non-cash expense recognized by the Company on options granted to Mr. Gray. However in October 2011, the Company purchased those options from Mr. Gray, for a payment of $65,000, and cancelled them. Therefore, “All Other Compensation” includes this $65,000 payment. The remaining portion of “All Other Compensation” is made up of reimbursement of moving expenses in the amount of $16,000, Mr. Gray’s car allowance described above and health insurance premiums paid by the Company, on behalf of Mr. Gray. The “Total” includes the payment to Mr. Gray for the cancelled option awards. The “Total would be $390,884 if the cancelled option award was excluded.
(4)	Pursuant to a verbal agreement, Doral Energy Corp. paid Mr. Gray a salary of $180,000 per year, beginning May 23, 2009. In addition, Doral provided Mr. Gray with a vehicle allowance in the amount of $1,049 per month.

15

(5)	See narrative below describing Mr. Risley’s written employment agreement. The $145,326 shown as Option Awards represents non-cash expense recognized by the Company on options granted to Mr. Risley. However in October 2011, the Company purchased those options from Mr. Risley, for a payment of $30,000, and cancelled them. Therefore, “All Other Compensation” includes this $30,000 payment. The remaining portion of “All Other Compensation” is Mr. Risley’s car allowance described above and dental insurance premiums paid by the Company on behalf of Mr. Risley. The “Total” includes the payment to Mr. Risley for the cancelled option awards. The “Total” would be $347,385 if the cancelled option award was excluded.
(6)	Reflects Pure L.P.’s fiscal year January 1 – December 31
(7)	Compensation was paid by Pure L.P. for Mr. Risley’s services as Chief Operating Officer.
(8)	Ms. Stephenson was paid a salary of $10,000 per month since she was hired in August 2011 through March 31, 2012. Effective as of April 1, 2012, Ms. Stephenson’s salary was changed to $12,500 per month. From May 2011 through the date of her hire, Ms. Stephenson provided consulting services to the Company and was paid $15,650 for those services.
(9)	Mr. Stark served and the Company’s CFO from October 13, 2010 until his resignation effective August 8, 2011. During the 2010 period he served under a consulting contract at a rate of $15,000 per month. Upon the Pure Merger at January 3, 2011, he became an employee of the Company and served under an employment agreement providing for the same monthly rate, plus benefits and a car allowance of $750 per month.
(10)	The $54,000 shown as Option Awards represents non-cash expense recognized by the Company on options granted to Mr. Stark. These options expired upon Mr. Stark’s employment termination and are no longer outstanding.

Compensation Arrangements with Named Executive Officers

We entered into employment agreements with each of Messrs. Gray and Risley as described below. We entered into a letter agreement with Ms. Stephenson providing for severance payments to be paid to her upon the occurrence certain events as described below.

We have not entered into any employment agreement with Mr. Sebring, but we have agreed to pay a salary at the annual rate of $200,000.

Employment Agreement with Everett Willard Gray II

Effective January 31, 2011, we entered into an Employment Agreement with Mr. Gray (“Gray Employment Agreement”) to serve as our Chairman and Chief Executive Officer. The initial term of the Gray Employment Agreement began on January 31, 2011 and was to expire on January 31, 2013. After such date, the Gray Employment Agreement was to automatically renew for successive one-month terms. Under the Gray Employment Agreement, Mr. Gray was paid an annual base salary equal to $200,000 and was eligible to receive such bonuses as were determined appropriate in the sole discretion of the Company’s Compensation Committee or Board of Directors from time-to-time without any obligation to do so. The Company also granted to Mr. Gray an option to purchase an aggregate of six hundred fifty thousand (650,000) shares of the Company’s common stock. Mr. Gray’s options were set to vest and expire as follows: 300,000 options vesting at $4.80 per share on January 31, 2011, and expiring on January 30, 2016; 125,000 options vesting at $5.28 per share on January 31, 2012, and expiring on January 30, 2017; 125,000 options vesting at $5.80 per share on January 31, 2013, and expiring on January 30, 2018; and 100,000 options vesting at $6.38 per share on January 31, 2014 and expiring on January 30, 2019. In October 2011, all of these options were purchased by the Company, for $0.10 per option share (total purchase price of $65,000) and were subsequently cancelled. Mr. Gray also received a monthly automobile allowance of $1,300 and was entitled to participate in benefit plans offered by the Company.

16

On March 5, 2012, the Gray Employment Agreement was amended for the purpose of increasing the amount payable to Mr. Gray upon termination of the Gray Employment Agreement in certain circumstances and amending the timing of such payment upon a change in control. The Gray Employment Agreement, as amended, provided that upon termination without Cause, upon termination by Mr. Gray for Good Reason or upon a Corporate Transaction, Mr. Gray would be paid the following compensation: a lump sum cash payment in an amount equal to the sum of (a) twenty four (24) months of Mr. Gray’s annual base salary and (b) the monetary equivalent of Mr. Gray’s benefits for a period of twenty-four (24) months (“Gray Termination Payment”). No severance was to be paid if Mr. Gray was terminated by the Company for Cause. A “Corporate Transaction” included, among other things, the individuals who, as of the date of the Gray Employment Agreement, constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority of the Board of Directors.

On April 20, 2012, the Gray Employment Agreement was again amended to allow the Company to pay the aforementioned Gray Termination Payment in four equal installments upon a Corporate Transaction, rather than in one lump sum, on the following dates: (i) ten (10) days after the Corporate Transaction, (ii) the last day of the second quarter of the Company’s fiscal year, (iii) the last day of the third quarter of the Company’s fiscal year, and (iv) the last day of the fourth quarter of the Company’s fiscal year.

On April 23, 2012, the Company entered into a Separation Agreement and Mutual Release with Mr. Gray effective May 31, 2012, the date of Mr. Gray’s resignation. The Separation Agreement and Mutual Release contains a release by Mr. Gray of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Mr. Gray (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

On May 8, 2012, a Corporate Transaction occurred. Accordingly, Mr. Gray became entitled to the change of control payments, each to be paid no later than the following dates: (i) May 18, 2012, (ii) June 30, 2012, (iii) September 30, 2012 and (iv) December 31, 2012. The first two payments have been made. Full details of the amounts owed to Mr. Gray pursuant to this provision are set forth below under the caption “Change in Control Payments.”

Employment Agreement with Lawrence J. Risley

Effective January 31, 2011, the Company entered into an Employment Agreement with Mr. Risley (“Risley Employment Agreement”) to serve as the Company’s President and Chief Operating Officer. The initial term of the Risley Employment Agreement began on January 31, 2011 was to expire on January 31, 2013. After such date, the Risley Employment Agreement was to automatically renew for successive one-month terms. Under the Risley Employment Agreement, Mr. Risley was paid an annual base salary equal to $200,000 and was eligible to receive such bonuses as may be determined appropriate in the sole discretion of the Company’s Compensation Committee or Board of Directors from time-to-time without any obligation to do so. The Company also granted to Mr. Risley an option to purchase an aggregate of three hundred thousand (300,000) shares of the Company’s common stock. Mr. Risley’s options were to vest and expire as follows: 150,000 options vesting at $4.80 per share on January 31, 2011, and expiring on January 30, 2016; and 150,000 options vesting at $5.28 on January 31, 2012 and expiring on January 30, 2017. In October 2011, all of Mr. Risley’s options were purchased by the Company, for $0.10 per option share (total purchase price of $30,000) and were subsequently cancelled. Mr. Risley also received a monthly automobile allowance of $975 and was entitled to participate in benefit plans offered by the Company.

17

On March 5, 2012, the Risley Employment Agreement was amended for the purpose of increasing the amount payable to Mr. Risley upon termination of the Risley Employment Agreement in certain circumstances and amending the timing of such payment upon a change in control. The Risley Employment Agreement, as amended, provided that upon termination without Cause, upon termination by Mr. Risley for Good Reason or upon a Corporate Transaction, Mr. Risley will be paid the following compensation: a lump sum cash payment in an amount equal to the sum of (a) twenty-four (24) months of Mr. Risley’s annual base salary and (b) the monetary equivalent of Mr. Risley’s benefits for a period of twenty-four (24) months (“Risley Termination Payment”). No severance was to be paid if Mr. Risley is terminated by the Company for Cause.

On April 20, 2012, the Risley Employment Agreement was again amended to allow the Company to pay the aforementioned Risley Termination Payment in four equal installments upon a Corporate Transaction, rather than in one lump sum.

On April 23, 2012, the Company entered into a Separation Agreement and Mutual Release with Lawrence J. Risley effective on May 31, 2012, the date of Mr. Risley’s resignation. The Separation Agreement and Mutual Release contains a release by Mr. Risley of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Mr. Risley (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

On May 8, 2012, a Corporate Transaction occurred. Accordingly, Mr. Risley became entitled to the change of control payments, each to be paid no later than the following dates: (i) May 18, 2012, (ii) June 30, 2012, (iii) September 30, 2012 and (iv) December 31, 2012. The first two payments have been made. Full details of the amounts owed to Mr. Risley pursuant to this provision are set forth below under the caption “Change in Control Payments.”

Terms of Employment of Nancy S. Stephenson

Ms. Stephenson began providing consulting services to the Company in May 2011. From that date until her appointment as Chief Accounting Officer, Treasurer and Secretary on August 10, 2011, the Company paid aggregate consulting fees to Ms. Stephenson of approximately $16,000.

On August 10, 2011, Nancy S. Stephenson was appointed as the Company’s Chief Accounting Officer, Treasurer and Secretary and the Company agreed to pay her a monthly salary of $10,000. Effective as of April 1, 2012, this monthly salary was increased to $12,500. Ms. Stephenson receives no other cash or noncash compensation and no employee benefits other than four weeks of paid vacation annually. Ms. Stephenson’s employment is at-will and not for any specified term. The Company has agreed that if Ms. Stephenson remains employed with the Company, her salary will be increased to $15,000 per month effective January 1, 2013. On March 5, 2012, the Company issued to Ms. Stephenson a letter agreement pursuant to which the Company agreed that if her employment is terminated without Cause on or before January 31, 2013 or within one year of a Change in Control event occurring on or before January 31, 2013, she will be paid an amount equal to six (6) months of her annual base salary. No severance was to be paid if she is terminated by the Company for Cause.

On April 20, 2012, the Company entered into a revised letter agreement with Ms. Stephenson pursuant to which the Company agreed to pay to Ms. Stephenson certain amounts if she was terminated without Cause, upon her termination for Good Reason or upon a Corporate Transaction occurring on or before January 31, 2013. Upon such occurrence, she would be paid an amount equal to six (6) months of her annual base salary. This restated letter allowed the Company to pay the aforementioned amount in four equal installments, rather than in one lump sum.

18

On April 23, 2012, the Company entered into a Mutual Release with Nancy S. Stephenson. The Mutual Release contains a release by Ms. Stephenson of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Ms. Stephenson (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law).

On May 8, 2012, a Corporate Transaction occurred. Accordingly, Ms. Stephenson became entitled to the change of control payments, each to be paid no later than the following dates: (i) May 18, 2012, (ii) June 30, 2012, (iii) September 30, 2012 and (iv) December 31, 2012. The first two payments have been made. Full details of the amounts owed to Ms. Stephenson pursuant to this provision are set forth below under the caption “Change in Control Payments.”

Change in Control Payments

Under the terms and conditions described above, each of Messrs. Gray and Risley and Ms. Stephenson became entitled to receive a payment upon the occurrence of a Corporate Transaction, which occurred on May 8, 2012. Accordingly, on such date, Mr. Gray, Mr. Risley and Ms. Stephenson became entitled to the following payments to be paid in four (4) equal installments:

	Cash	Equity	Perquisites/benefits		Total
Name	($)	($)	($)		($)(3)
Everett Willard Gray, II	400,000	0	78,298	(1)	478,298
Lawrence J. Risley	400,000	0	24,912	(2)	424,912
Nancy S. Stephenson	75,000	0	0		75,000

(1)	Represents a lump sum cash payment in advance for 24 months of car allowance and health insurance premiums
(2)	Represents a lump sum cash payment in advance for 24 months of car allowance and dental insurance premiums
(3)	Assumes triggering event occurred on December 31, 2011. In the case of Ms. Stephenson, if a triggering event occurred on the date of this proxy statement, Ms. Stephenson would receive a cash payment of $75,000 based on her salary increase effective April 1, 2012.

Outstanding Equity Awards at Fiscal Year-End

As of our year ended December 31, 2011, no equity awards were outstanding to our named executive officers.

Director Compensation

Non-management directors receive $1,500 for all board meetings for which attendance in person is required and $500 for all board meetings held telephonically, committee meetings not in conjunction with full board meetings and meetings with management, as well as a quarterly fee of $2,000.

The three non-management directors prior to May 8, 2012, Brad E. Heidelberg, John W. Hawkins and Richard F. LaRoche, were issued options to purchase 25,000 shares, 37,500 shares and 25,000 shares, respectively, in January 2011 for their 2011 board service. The exercise price of these shares is $4.80.

19

The following table sets forth the compensation paid to the directors of the Company during the year ended December 31, 2011, other than directors who were also named executive officers and for whom information is included on the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)		Total ($)
John W. Hawkins	21,000	20,162	(2)	41,162
Brad E. Heidelberg	21,000	13,441	(3)	34,441
Richard F. LaRoche	21,000	13,441	(3)	34,441

(1)	The amounts set forth in this column reflects the aggregate grant date fair value of equity awards granted, computed in accordance with accounting standards for stock based compensation. See our Annual Report on Form 10-K for the year ended December 31, 2011, Note 11 to our Financial Statements for assumptions used in computing fair value.
(2)	Represents option awards for 37,500 shares.
(3)	Represents option awards for 25,000 shares.

20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes set forth certain information as of [●], 2012 with respect to the ownership of our common shares by:

•	each person or group who beneficially owns more than 5% of our common shares;
•	each of our directors;
•	our named executive officers; and
•	all of our directors and named executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days from the record date upon the exercise of options or warrants.  Accordingly, common shares issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of [●], 2012 have been included in the table with respect to the beneficial ownership of the person owning the options or warrants, but not with respect to any other persons.

Name and Address of Beneficial Owner**	Shares Beneficially Owned		Percent of Class(1)
Alan W. Barksdale Non-Executive Chairman of the Board	7,973,589	(2)	43.6%
Paul N. Vassilakos Director	0		*
Randell K. Ford Director	0		*
John W. Hawkins Director	47,500	(3)	*
Richard F. LaRoche, Jr. Director	878,566	(4)	5.4%
Earl Sebring Interim President	218,535		1.4%
Nancy S. Stephenson Chief Accounting Officer, Treasurer and Secretary	0		*
Everett Willard Gray II Former Chairman of the Board and Chief Executive Officer	470,194	(5)	2.9%
Lawrence J. Risley Former President and Director	192,344		1.2%
P. Mark Stark Former Chief Financial Officer	727		*
Directors and Officers as a group (7 persons) (6)	9,118,190	(7)	49.2%

David Paul Crews 3200 State Road 13 St. Johns, FL 32259	1,048,221	(8)	6.5%
Lazarus Investment Partners LLLP, Lazarus Management Company LLC, and Justin B. Borus 3200 Cherry Creek South Drive, Suite 670 Denver, CO 80209	1,205,539	(9)	7.5%
LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P. P.O. Box 1398	878,566	(4)	5.4%
Red Mountain Resources, Inc. 2515 McKinney Ave, Suite 900 Dallas, TX 75201	7,973,589	(2)	43.6%

21

*	Less than 1%.

**	Unless otherwise noted, the business address of each of the following persons is c/o Cross Border Resources, Inc., 22610 US Highway 281 North, Suite 218, San Antonio, TX 78258.

(1)	As of the Record Date, there were [●] shares currently issued and outstanding. Each person beneficially owns a percentage of our outstanding common stock equal to a fraction, the numerator of which is the number of common shares held by such person plus the number of common shares that such person can acquire within 60 days of our record date upon the exercise or conversion of options, warrants or convertible securities and the denominator of which is [●] (the number of shares issued and outstanding on the Record Date) plus the number of shares such person can so acquire during such 60-day period.

(2)	Includes (i) 2,136,164 shares and warrants to purchase 2,136,164 shares held by Black Rock and (ii) 3,701,261 shares held by Red Mountain. Black Rock is the wholly-owned subsidiary of Red Mountain. Mr. Barksdale is the Chief Executive Officer, a director and greater than 5% stockholder of Red Mountain and President of Black Rock. The shares underlying the warrants are included in the number of shares owned and the number of shares outstanding for this calculation despite the limitations on their exercisability if they are held by a person or entity owning more than 19.99% of the outstanding stock.

(3)	Includes vested and exercisable options to purchase 37,500 shares. Shares are owned indirectly by the John Hawkins & Carole Hawkins Revocable Trust.

(4)	Includes vested and exercisable options to purchase 25,000 shares and exercisable warrants to purchase 133,334 shares held by LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P., each an entity controlled by Richard F. LaRoche, Jr.

(5)	These shares are held indirectly through WS Oil & Gas Limited, a limited partnership controlled by Mr. Gray.

(6)	Excluded from this group are Messrs. Gray, Risley and Stark who no longer serve as executive officers of the Company.

(7)	Includes: (i) vested and exercisable options to purchase 62,500 shares by Messrs. Hawkins and LaRoche, (ii) warrants to purchase 2,136,164 shares held by Black Rock, whose relationship to Mr. Barksdale is described above and (iii) warrants to purchase 133,334 held by LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P., each an entity controlled by Mr. LaRoche.

(8)	As reported on Schedule 13G filed on March 4, 2011. David Crews, as managing member of CCJ/BDR Investments, LLC, as trustee of the David Paul Crews Revocable Trust and the David Paul Crews Insurance Trust, and as custodian for Cameron Grace Crews, Conley Adron Crews, and Jennifer Alaine Crews. The Company believes that most of these shares have been sold based on the stockholder ledger maintained by the Company's transfer agent. However, no amendment has been filed to this 13G and the Company has no way of identifying the number of shares indirectly owned or owned in street name by this reporting person.

(9)	As reported on Schedule 13G/A filed on February 14, 2012. Lazarus Management is the investment adviser and general partner of Lazarus Partners. Justin B. Borus is the managing member of Lazarus Management.

22

RELATED PARTY TRANSACTIONS

During 2011, we paid to BDR Consulting, Inc. (“BDR”), a member of CCJ/BDR Investments, L.L.C., which owned a combined 64.108% limited partnership interest in Pure Gas Partners II, L.P. (“Pure L.P.”), with which we completed a business combination in January 2011, consulting fees equal to $73,000, excluding payments under the separation payment. The president and sole owner of BDR, Jim D. Swink, Jr., also served on the Board of Directors and was the Chief Executive Officer of Pure Energy Group, Inc., Pure L.P.’s subsidiary. In addition, the Company rented office space from BDR on a month-to-month basis. Pursuant to a Separation Agreement dated May 31, 2011, the Company paid to BDR an additional $90,000 and transferred to Jim D. Swink, Jr. title to a car formerly owned by Pure L.P. and used by Mr. Swink. Pure L.P. paid $174,500 in consulting fees in 2010 to BDR. In addition, Pure L.P. rented office space from BDR on a month-to-month basis through September 2010 for which it paid BDR $18,000 in rental fees in 2010.

In May 2011, Black Rock, a wholly owned subsidiary of Red Mountain, purchased 2,136,164 shares of the Company’s Common Stock and warrants to purchase an additional 2,136,164 shares of the Company’s Common Stock for a total purchase price of $3,204,246 in a private placement from the Company, on the same terms offered to other subscribers in that offering. Alan W. Barksdale, our Non-Executive Chairman of the Board, is the Chief Executive Officer and Chairman of the Board of Red Mountain. Randell K. Ford and Paul N. Vassilakos both serve on the Board of Directors of Red Mountain.

In May 2011, LaRoche Enterprises purchased 133,334 shares of the Company’s Common Stock and warrants to purchase an additional 133,334 shares of the Company’s Common Stock for a total purchase price of $200,000 in a private placement from the Company, on the same terms offered to other subscribers in that offering. Richard F. LaRoche and Gloria E. LaRoche each own 50% of LaRoche Enterprises.

In March and April, 2012, the Company entered into amendments to the employment agreements of Messrs. Gray and Risley and the letter agreement with Ms. Stephenson, the terms of which are described in detail under the section titled “Compensation of Directors and Executive Officers –Compensation Arrangements with Named Executive Officers” above.

On April 23, 2012, the Company entered into a Settlement Agreement with Red Mountain Resources, Inc. (“Red Mountain”). Pursuant to the Settlement Agreement, Red Mountain withdrew its complaint filed against the Company, Messrs. Gray, Risley, Heidelberg, LaRoche and Hawkins with the District Court for Clark County, Nevada (the “Action”) and caused a dismissal of such Action with prejudice. Additionally, Messrs. Gray, Risley and Heidelberg resigned from the Board of Directors of the Company (with Messrs. LaRoche and Hawkins remaining as members of the Board) and Messrs. Barksdale, Ford and Vassilakos, each a member of Red Mountain’s board of directors, were appointed as directors of the Company to fill the vacancies.

On April 23, 2012, the Company entered into a Mutual Release with Brad E. Heidelberg. The Mutual Release contains a release by Mr. Heidelberg of any and all claims against the Company and a release and indemnification by the Company of any and all claims against Mr. Heidelberg (other than claims for deliberately dishonest, malicious or fraudulent acts or omissions or willful violations of law). The Company also entered into a Separation Agreement and Mutual Release with each of Everett Willard Gray II and Larry Risley and a Mutual Release with Nancy Stephenson, the terms of which are described in detail under the section titled “Compensation of Directors and Executive Officers –Compensation Arrangements with Named Executive Officers” above.

23

As a matter of practice, the Board considers and approves or disapproves all transactions with related parties upon full disclosure of the relationship and potential conflict of interest. The Company has no written policy regarding related party transactions.

INDEPENDENT PUBLIC ACCOUNTANT

Our Board, upon the recommendation of our audit committee, has ratified the selection of Darilek, Butler & Associates, PLLC (“Darilek Butler”) to serve as our principal independent public accounting firm for fiscal year 2012.

Representatives of Darilek Butler are expected to attend the Annual Meeting. They will be able to make a statement if they desire to do so and are expected to be available to answer any appropriate questions stockholders may have.

Appointment of Darilek, Butler & Associates PLLC and Dismissal of MaloneBailey, LLP

Effective January 6, 2011 and concurrent with the merger of Doral Energy Corp. and Pure Energy Group, Inc., the Company engaged Darilek, Butler & Associates PLLC (“Darilek Butler”), the principal independent accountants for the Pure Energy Group, Inc., as the Company’s principal independent accountants and dismissed MaloneBailey, LLP (“MaloneBailey”) as the Company’s principal independent accountants. The engagement of Darilek Butler and the dismissal of MaloneBailey was approved by the Company’s Board of Directors. This dismissal and appointment was made because Pure Energy Group, Inc. was treated as the “accounting acquirer” for financial reporting and accounting purposes, and the Company believed it would be more efficient for Darilek Butler to continue as the Company’s principal independent accountants.

Prior to their engagement as the Company’s principal independent accountants, the Company did not consult with Darilek Butler on any of the following matters: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (b) any matter that was the subject of a disagreement with the Company’s former independent principal accountants or a reportable event described in Item 304(a)(1)(v) of Regulation S-K.

MaloneBailey’s reports on the Company’s financial statements for the Company’s two most recent fiscal years preceding their dismissal (fiscal years ended July 31, 2010 and July 31, 2009) did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles with the exception of a statement regarding the uncertainty of the Company’s ability to continue as a going concern.

There have been no disagreements between the Company and MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of MaloneBailey, would have caused them to make reference to the subject matter of the disagreement in connection with their reports for the Company’s two most recent fiscal years and any subsequent interim period preceding their dismissal (the “Relevant Periods”).

24

During the fiscal years ended July 31, 2009 and July 31, 2010, MaloneBailey advised the Company that its internal controls over financial reporting (“Internal Controls”) were not effective as of those dates. The Company’s Internal Controls were not effective as of July 31, 2009 due to the Company incorrectly valuing a net profit overriding royalty granted to Macquarie Bank Limited (“Macquarie”) in connection with the Company’s Senior First Lien Secured Credit Agreement with Macquarie during the Company’s fiscal year ended July 31, 2008. The Company’s Internal Controls were not effective as of July 31, 2010 due to limited personnel and a lack of segregation of duties. In connection with preparing the Company’s report over Internal Controls for the fiscal year ended July 31, 2010, the Company discovered that, due to the difficulty experienced by management in applying complex accounting standards, the Company’s control environment was dependent upon a review function and the ability to recognize and obtain assistance for complex transactions, which did not exist at that time. The ineffectiveness of the Company’s Internal Controls during the fiscal year ended July 31, 2010 resulted in adjustments related to the recording of stock based compensation and purchase price adjustment.

On October 21, 2010, the Company’s management and Board of Directors, after discussions with MaloneBailey, concluded that the Company’s unaudited financial statements for the interim period ended April 30, 2010 (the “Q3 2010 Financial Statements”) could no longer be relied upon. The Company’s management and Board of Directors, after discussions with MaloneBailey, concluded that the accounting treatment of “assets held for sale” reported in the Q3 2010 Financial Statements was the incorrect accounting treatment and that the sale of the properties reported for the period ended April 30, 2010 did not meet the criteria for “assets held for sale” or “discontinued operations.” This accounting treatment was corrected and resolved to the satisfaction of MaloneBailey in the Company’s audited financial statements for the fiscal year ended July 31, 2010 included with the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on November 15, 2010. The Company subsequently restated its Q3 2010 Financial Statements and filed its 10-Q/A to reflect the appropriate accounting treatment, but such restated financial statements had not been prepared and the 10-Q had not been filed with the Securities and Exchange Commission at the time of MaloneBailey’s dismissal.

The Company has authorized MaloneBailey to respond fully to any inquiries by Darilek Butler concerning the events described above.

The Company has provided MaloneBailey with a copy of the above disclosure. The above disclosure is substantively identical to the original disclosure provided by the Company in its Form 8-K dated January 3, 2012. At the time of that original disclosure, MaloneBailey provided a letter addressed to the Securities and Exchange Commission stating whether or not they agreed with such disclosure.

Audit Fees

The aggregate fees billed for the fiscal years ended December 31, 2011 and 2010 for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these years were as follows:

	2011	2010
Audit fees	$103,100	$24,000
Audit-related fees	8,475	1,034
Tax fees	11,487	6,381
All other fees	-	-
Total	$123,062	$31,415

No non-audit services were provided by our independent auditors during the last two fiscal years other than income tax preparation. The tax fees reported above were related to the preparation and filing of federal and state income tax returns and other tax filings and compliance. The audit-related fees consisted primarily of merger-related activity during 2011 and various minor projects during 2010.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Our Board of Directors pre-approves all audit services and any significant non-audit services performed by our independent auditors during the fiscal year.

25

PROPOSAL 2
WARRANT EXERCISE PROPOSAL

Our Board is proposing to approve allowing all holders of the Company’s outstanding common stock warrants to exercise the full amount of such warrants regardless of the beneficial ownership of the Company’s common stock owned by such holders

On May 23, 2011, we sold an aggregate of 3,600,000 units, each unit consisting of one share of common stock and one five-year common stock warrant to purchase one share of common stock at an exercise price of $2.25 per share, for $1.50 per unit to various institutional and accredited investors in a private offering. Under the terms of such common stock warrants, holders may not exercise the warrants if the holder, together with any of its affiliates, would beneficially own in excess of 19.99% of the number of shares of the Company’s outstanding common stock after such exercise unless such exercise was approved by the Company’s stockholders. Pursuant to the terms of the common stock warrants, this provision may only be amended with the approval of the Company’s stockholders. Accordingly, if our stockholders approve this proposal, the limitation contained in the common stock warrants would be removed and the holders of the common stock warrants would be permitted to exercise the common stock warrants they without regard to such limitation.

At present, the beneficial ownership limitation prevents one of our investors, Black Rock Capital, Inc. (“Black Rock”), a wholly owned subsidiary of Red Mountain from exercising any of its 2,136,164 warrants to purchase shares of common stock. To our knowledge, the limitation does not currently prevent any other common stock warrant holder from exercising their warrant in full. Alan W. Barksdale, our Non-Executive Chairman of the Board, is the Chief Executive Officer and Chairman of the Board of Red Mountain. His beneficial ownership set forth under the caption “Security Ownership of Certain Beneficial Owners and Management” above includes shares underlying the warrants as if they were exercisable.

As of the Record Date, common stock warrants to purchase an aggregate of [●] shares of our common stock were outstanding. If all of the investors in the May 2011 private placement subsequently exercised the warrants in full for cash at the exercise price of $2.25 per share, they would receive a total of [●] shares of common stock and we would receive gross proceeds of $[●]. This would mean that our current stockholders would own a smaller interest in us and will have less ability to influence significant corporate decisions requiring stockholder approval. If the warrant exercise proposal is approved, all other terms of the common stock warrants will remain the same.

Reasons to Approve the Warrant Exercise Proposal

We believe the warrant proposal is appropriate as it allows all holders to exercise their warrants regardless of ownership amounts and would provide us with another potential source of capital.

Interest of Certain Persons in the Warrant Exercise Proposal

As reported in the beneficial ownership table above, Alan W. Barksdale is deemed the beneficial owner of warrants to purchase 2,136,164 shares of common stock held by Black Rock, for which Mr. Barksdale serves as President. Richard LaRoche, Jr. is deemed the beneficial owner of warrants to purchase 133,334 shares of common stock held by LaRoche Enterprises, a general partnership, LaRoche Family L.P. and Bushy Forest L.P., each an entity controlled by Mr. LaRoche.

As discussed above, the warrant exercise limitation currently prevents Black Rock, but not the entities controlled by Mr. LaRoche, from exercising its warrants.

26

Vote Required

Approval of the warrant exercise proposal requires the favorable vote of a majority of the votes that are cast at the Annual Meeting. For purposes of the vote on any such proposal, broker non-votes and abstentions, if any, will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE WARRANT EXERCISE PROPOSAL.

27

PROPOSAL 3
AUTHORIZED COMMON STOCK PROPOSAL

Our Board has determined that it is in the Company’s best interests and in the best interests of our stockholders to amend our articles of incorporation to increase the total number of authorized shares of common stock, par value $0.001 per share, from 36,363,637 to 99,000,000 shares, which we sometimes refer to as the “common stock amendment.” At the Record Date, there were [●] shares of our common stock outstanding. In addition, as of the same date, there is reserved [●] shares of common stock for issuance upon exercise of options and rights granted under the Company’s stock option and stock purchase plans, and up to approximately [●] shares of common stock that may be issued upon exercise of currently outstanding warrants. Accordingly, as of the Record Date, only [●] shares of common stock remained available for future issuance.

At a meeting held on May 14, 2012, our Board unanimously adopted the proposed common stock amendment. At that time, our Board directed that the proposed common stock amendment be submitted for approval by the stockholders at the Annual Meeting. The proposed articles of amendment to our articles of incorporation are attached hereto as Appendix A.

The proposed common stock amendment would increase the number of shares of common stock the Company is authorized to issue by 62,636,363 shares of Common Stock. If the preferred stock proposal is also approved, the total authorized capital stock of the Company would increase from 36,363,637 shares to 100,000,000 shares.

The additional common stock proposed to be authorized under the common stock amendment would have rights identical to our currently outstanding common stock. If the common stock amendment is adopted, it will become effective upon the acceptance for filing of a certificate of amendment of our articles of incorporation by the Secretary of State of the State of Nevada. If the Company obtains stockholder approval of the preferred stock proposal, the Company intends to file a certificate of amendment as soon as practicable.

Reasons for Increasing the Number of Authorized Shares

Our Board has determined that the proposal to increase the number of shares of authorized stock is desirable and in the stockholders’ best interest because it would provide the Company with the ability to support its present capital needs and future anticipated growth and would provide the Company with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate purposes. The availability of additional shares of stock would permit the Company to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of our common stock. Currently, we have no agreements for the foregoing.

Notwithstanding the foregoing, authorized but unissued shares of common stock may enable the Company’s Board to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Company’s common stock. If in the due exercise of its fiduciary obligations, for example, the Company’s Board were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent board of directors, by effect effecting an acquisition that might complicate or preclude the takeover, or otherwise.

28

Vote Required

Approval of the authorized common stock proposal requires the favorable vote of a majority of the shares of our common stock outstanding and entitled to vote on the proposal. As a result, broker non-votes and abstentions, if any, will have the effect of votes “against” the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AUTHORIZED COMMON STOCK PROPOSAL.

29

PROPOSAL 4
PREFERRED STOCK PROPOSAL

Our Board has determined that it is in the Company’s best interests and in the best interests of our stockholders to amend our articles of incorporation to authorize the Company to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share and to vest authority in the Board to prescribe by resolution the voting powers, designations, preferences, limitations, restrictions and relative rights of such preferred stock. If this proposal is approved by the Company’s stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, unless a specific issuance requires stockholder approval under applicable law or under the listing requirements of any stock exchange on which the Company’s shares are then listed.

Upon the effectiveness of the preferred stock amendment, in accordance with the Nevada corporate law, the Company will have the express authority to execute and file a certificate of designation setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of the Company’s preferred stock.

At a meeting held on May 14, 2012, our Board unanimously adopted the proposed preferred stock amendment. At that time, our Board directed that the proposed preferred stock amendment be submitted for approval by the stockholders at the Annual Meeting. The proposed articles of amendment to our articles of incorporation are attached hereto as Appendix A.

The Company’s articles of incorporation currently authorizes the issuance of up to 36,363,637 shares of common stock (to be increased to 99,000,000 shares if the authorized common stock proposal is approved) and no shares of preferred stock. If the Company’s articles of incorporation is amended to authorize the issuance of 1,000,000 shares preferred stock, the Company’s total authorized capital stock would increase to 37,363,637 shares (or 100,000,000 shares if the authorized common stock proposal is approved).

Reasons for the Authorization of a Class of Preferred Stock

The primary objective of the Board in establishing a class of preferred stock is to provide maximum flexibility with respect to future financing transactions. Preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, senior classes of securities may be issued to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, voting rights, conversion privileges and other rights not found in common stock. The Company presently lacks the authority to issue preferred stock and, accordingly, is limited to issuing common stock or debt securities to raise capital. By authorizing a class of preferred stock, the Company would increase its flexibility in structuring transactions. In addition, the Company may issue preferred stock in connection with such activities as dividends payable in stock of the company, acquisitions of other companies or businesses, and otherwise. A secondary benefit in having preferred stock available for issuance is to give the Board flexibility in its response to an unsolicited takeover bid by the use of a “rights plan” or similar device, although the Board does not have a current plan to adopt a rights plan.

The Company has no agreements, written or otherwise, at this time to issue any of the shares of preferred stock if the preferred stock proposal is approved.

30

Effects of the Authorization of a Class of Preferred Stock

If the Company issues preferred stock, such preferred stock will include certain powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, any of which may dilute the voting power and economic interest of the holders of its common stock. For example, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of preferred stock would dilute the earnings per share and book value per share of all outstanding shares of the Company’s common stock. In addition, in a liquidation, the holders of the Company’s preferred stock may be entitled to receive a certain amount per share of its preferred stock before the holders of its common stock receive any distribution. In addition, the holders of the Company’s preferred stock may be entitled to vote and such votes may dilute the voting rights of the holders of its common stock when the Company seeks to take corporate action. A series of preferred stock also may be convertible into shares of the Company’s common stock. Furthermore, the Company’s preferred stock could be issued with certain preferences over the holders of its common stock with respect to dividends or the power to block the declaration of a dividend.

The Company could also issue shares of preferred stock that may, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could also be privately placed with purchasers favorable to the Board in opposing such actions. In addition, the Board could authorize holders of a series of the Company’s preferred stock to vote either separately as a class or with the holders of its common stock, on the election of all or some of the members of the Board, and on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company’s stockholders and could be used to entrench current management or deter an attempt to replace the Board.

Effective Date of the Amendment

If the common stock amendment is adopted, it will become effective upon the acceptance for filing of a certificate of amendment of our articles of incorporation by the Secretary of State of the State of Nevada. If the Company obtains stockholder approval of the preferred stock proposal, the Company intends to file a certificate of amendment as soon as practicable.

Vote Required

Approval of the preferred stock proposal requires the favorable vote of a majority of the shares of our common stock outstanding and entitled to vote on the proposal. As a result, broker non-votes and abstentions, if any, will have the effect of votes “against” the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PREFERRED STOCK PROPOSAL.

31

SOLICITATION OF PROXIES

The solicitation of proxies in the enclosed form is made on behalf of our Board and we are bearing the cost of this solicitation. In addition to the use of the mails, proxies may be solicited personally or by telephone using the services of directors, officers, and regular employees at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by us for expenses incurred in sending proxy material to beneficial owners of our common stock.

APPRAISAL RIGHTS

Stockholders of the Company are not entitled to appraisal rights in connection with the Annual Meeting Proposals or this proxy statement.

SHAREHOLDER PROPOSALS FOR CROSS BORDER’S 2013 ANNUAL MEETING

Pursuant to Rule 14a-8 under the 1934 Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be included in the 2013 annual meeting of stockholders, proposals from stockholders must be received by the Company no later than [●, 2013], and must otherwise comply with the Requirement of Rule 14a-8.

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. In general, the stockholder must have given timely notice in writing to the Secretary of the Company at c/o Cross Border Resources, Inc., 22610 US Highway 281 N., Suite 218, San Antonio, TX 78258, attn: Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company between [●, 2013 and ●, 2013]. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Rule 14a-8, in his capacity as a proponent to a stockholder proposal. If the proposal relates to the nomination of directors, the stockholder’s notice shall also include as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, Rule 14a-8 (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

32

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based on our review of the copies of such forms received by us, we have no knowledge of any failure to report on a timely basis any transaction required to be disclosed under section 16(a) of the Exchange Act other than as follows: (i) Red Mountain Resources, Inc. filed a Form 3 on March 13, 2012, reporting its acquisition of ten percent of the Company's common stock that occurred on May 26, 2011; (ii) Everett Willard Gray filed a Form 4 on January 13, 2011, reporting stock options granted to him on January 5, 2011; (iii) Brad Heidelberg filed a Form 4 on January 18, 2011, reporting stock options granted to him on January 5, 2011; and (iv) Pure Gas Partners II, L.P. filed a Form 4 on February 22, 2011, reporting a distribution of the Company's shares to Pure Gas Partners II, L.P.'s partners effective February 9, 2011.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one set of proxy materials to that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Cross Border Resources, Inc.

22610 US Highway 281 N., Suite 218

San Antonio, TX 78258

Attn: Corporate Secretary

Telephone: (210) 807-8870

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

The proxy materials for the Company’s solicitation of proxies at its 2012 Annual Meeting, including this proxy statement, are available over the Internet by accessing the Company’s website at www.xbres.com. Other information on the Company’s website does not constitute part of the Company’s proxy materials.

OTHER MATTERS

Our board of directors knows of no matter that will be presented for consideration at the meeting other than the matters referred to in this proxy statement. Should any other matter property come before the meeting, it is the intention of the person named in the accompanying proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

Alan W. Barksdale, Non-Executive Chairman of the Board
San Antonio, Texas
[●], 2012

33

APPENDIX A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

        Cross Border Resources, Inc.

2.     The articles have been amended as follows (provide article numbers, if available):

The authorized capital stock of the Corporation will consist of ninety nine million (99,000,000) shares of common stock, par value $0.001 per share, and one million (1,000,000) shares of “blank check” preferred stock, par value $0.001 per share (“Preferred Stock”). The board of directors of the corporation is authorized, subject to any limitation prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitation or restrictions thereof.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: __%.

4.     Effective date of filing (optional):

5.     Officer Signature (required):

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

34

CROSS BORDER RESOURCES, INC. - Proxy Solicited By The Board Of Directors for Annual Meeting To Be Held on [●], 2012
P R O X Y

The undersigned shareholder(s) of CROSS BORDER RESOURCES, INC., a Nevada corporation (“Company”), hereby severally appoints Alan W. Barksdale, John W. Hawkins and Paul N. Vassilakos, with full power of substitution without the other, as the agent, attorney and proxy of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting to be held on [●], 2012 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals:

1.            Election of the following directors:

               FOR the nominees listed below, except                                                  WITHHOLD AUTHORITY to vote

               as marked to the contrary below        ☐                                                  for the nominees listed below                    ☐

Alan W. Barksdale, Richard F. LaRoche Jr., John W. Hawkins, Paul N. Vassilakos and Randell K. Ford

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

____________________________________________

2.            To approve allowing all holders of the Company’s outstanding common stock warrants to exercise the full amount of such warrants regardless of the beneficial ownership of the Company’s common stock owned by such holders.

               ☐        FOR                    ☐        AGAINST                    ☐        ABSTAIN

3.            To approve an amendment to the Company’s Articles of Incorporation increasing the number of shares of common stock the Company is authorized to issue to 99,000,000 shares.

               ☐        FOR                    ☐        AGAINST                    ☐        ABSTAIN

4.            To approve an amendment to the Company’s Articles of Incorporation authorizing the Company to issue 1,000,000 shares of “blank check” preferred stock.

               ☐        FOR                    ☐        AGAINST                    ☐        ABSTAIN

5.            In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

               ☐        FOR                    ☐        AGAINST                    ☐        ABSTAIN

☐            I plan on attending the Annual Meeting.

Date: ___________________, 2012

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.